Exhibit Index at Page 3







                Securities and Exchange Commission
                      Washington, D.C. 20549





                             Form 8-K


                          Current Report
              Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act of 1934





Date of Report (Date of earliest event reported):
July 20, 1998


                       Genesee Corporation
        (Exact Name of Registrant as Specified in Charter)


   New York                        0-1653              16-0445920
(State or other Jurisdiction     (Commission         (IRS Employer
    of Incorporation)             File Number)       Identification No.)


      445 St. Paul Street, Rochester, New York              14605
(Address of Principal Executive Offices)                 (Zip Code)


Registrant's telephone number, including area code:
(716) 263-9440

Item 5.    Other Events.

       On July 21, 1998, the Corporation issued a news release announcing that the Corporation had entered into agreements to acquire all of the capital stock of TKI Foods, Inc. and certain assets of Spectrum Foods, Inc., an affiliate of TKI Foods. A copy of the news release is filed as Exhibit 99 to this report.


Item 7.    Exhibits.

       An exhibit filed with this report is identified in the
       Exhibit Index at Page 3.








                          Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                          Genesee Corporation


Date:   July 22, 1998          By         /s/Mark W. Leunig
                                   Mark W. Leunig,
                                   Vice President and Secretary

                         Exhibit Index

                                                         Page
Exhibit 99     News Release Dated July 21, 1998             4

                                                     Exhibit 99


                      Genesee Corporation



                         NEWS RELEASE



For Immediate Release                     Contact:  Mark W. Leunig
Director of Investor Relations                     (716) 263-9440


 GENESEE CORPORATION ANNOUNCES AGREEMENT TO ACQUIRE TKI FOODS


      Rochester, New York, July 21, 1998 -- Genesee Corporation (Nasdaq/NMS:GENBB) today announced that it has entered into an agreement to acquire all of the capital stock of TKI Foods, Inc., a privately held manufacturer of artificial sweeteners and other private label food products, and certain assets of Spectrum Foods, Inc., an affiliated company that also manufactures private label food products. Terms of the agreement were not disclosed. The closing is expected to take place within the next month.

TKI Foods, located in Springfield, Illinois, is the nation's largest producer of private label artificial sweeteners. TKI Foods and Spectrum Foods had combined sales of approximately $21 million in calendar 1997. TKI and Spectrum Foods will be integrated into the Corporation's Foods Division, which is a leading producer of dry side dish bouillon, soup, beverage mix and iced tea products for the retail private label market.

"We are very excited about the prospect of adding TKI and Spectrum Foods to our growing private label foods business", said John L. Wehle, Jr., Chairman, President and Chief Executive Officer of the Corporation. "The acquisitions of TKI and Spectrum Foods, like last year's acquisition of Freedom Foods, are an ideal strategic fit that will contribute significantly to the growth of the Corporation's food business", said Mr. Wehle.

TKI Foods' line of dry and liquid artificial sweetener products are sold under private label by many of the nation's leading supermarket chains. Some of these chains are not currently customers for the Foods Division's existing line of private label products. "The addition of TKI Foods to our Foods Division will create significant cross selling opportunities", said Mr. Wehle.

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